CORTELCO SYSTEMS PUERTO RICO, INC.

Parque Industrial Caguas Oeste, Road 156 Km 58.2 Caguas, Puerto Rico 00727-0137

(787) 704-0000

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MARCH 17, 2008

To our Shareholders:

The 2007 Annual Meeting of Shareholders of Cortelco Systems Puerto Rico, Inc. (the "Company") will be held at the Company's office located at Parque Industrial Caguas Oeste Road 156 Km 58.2, Caguas, PR 00727-0137 on March 17, 2008, beginning at 11:00 a.m. (local time). At the meeting, the Company's shareholders will vote on the following proposals to:

1.	Elect two Class III directors to serve on the Company’s Board of Directors for a term expiring at the 2010 annual meeting of shareholders or until their successors are duly elected and qualified.
2.	Ratify the appointment of Horwath Vélez & Co as the Company's independent accountants for the fiscal year ending July 31, 2008.

Shareholders also will transact any other business that properly comes before the meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE PROPOSALS.

Only shareholders of record at the close of business on February 7, 2008, are entitled to receive notice of, and to vote at, the meeting and any postponement or adjournment thereof. A list of such shareholders will be available for inspection by any shareholder at the Company's office located at Parque Industrial Caguas Oeste, Road 156 Km. 58.2 Caguas, PR 00727-0137, during ordinary business hours beginning March 17, 2008, and continuing through the meeting.

YOUR VOTE IS IMPORTANT. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES OR PUERTO RICO. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

By Order of the Board of Directors,

/s/ Nancy Gonzalez

Nancy Gonzalez
Secretary

February 8, 2008

CORTELCO SYSTEMS PUERTO RICO, INC.

Parque Industrial Caguas Oeste, Road 156 Km 58.2 Caguas, Puerto Rico 00727-0137

(787) 704-0000

PROXY STATEMENT

FOR

2007 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MARCH 17, 2008

This Proxy Statement is being furnished in connection with the solicitation of proxies by Cortelco Systems Puerto Rico, Inc. (the "Company"), on behalf of its Board of Directors, for use at the 2007 Annual Meeting of Shareholders and any postponement or adjournment thereof. The meeting will be held at the Company's office located at Parque Industrial Caguas Oeste, Road 156 Km 58.2 Caguas, PR 00727-0137, on March 17, 2008, beginning at 11:00 a.m. (local time).

At the meeting, the Company's shareholders will be asked to vote on proposals to (1) elect two Class III directors to serve on the Company’s Board of Directors for a term expiring at the 2010 annual meeting of shareholders, and (2) ratify the appointment of Horwath Vélez & Co. PSC as the Company's independent accountants for the fiscal year ending July 31, 2008. The proposals are set forth in the accompanying Notice of 2007 Annual Meeting of Shareholders and are described in more detail in this Proxy Statement. Shareholders also will transact any other business, not known or determined at the time of this proxy solicitation, that properly comes before the meeting, although the Board of Directors knows of no such other business to be presented.

By submitting your proxy by executing and returning the enclosed proxy card, you will authorize the proxy holders – Juan Carlos Ramos, the Company's Chief Executive Officer and President; and Francisco Sanchez, the Company's Chief Financial Officer, Vice President-Finance and Administration and Treasurer – to represent you and vote your shares of the Company's common stock on these proposals at the meeting in accordance with your instructions. These persons also will have discretionary authority to vote your shares on any other business that properly comes before the meeting. They also may vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any postponement or adjournment of the meeting.

The Company's 2007 Annual Report to Shareholders (the "Annual Report"), which includes the Company's financial statements, accompanies this Proxy Statement. Although the Annual Report is being distributed with this Proxy Statement, it does not constitute a part of the proxy solicitation materials and is not incorporated herein by reference.

This Proxy Statement and the accompanying materials are first being sent or given to the Company's shareholders on or about February 15, 2008.

YOUR VOTE IS IMPORTANT. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

TABLE OF CONTENTS

Page

INFORMATION ABOUT THE MEETING	1

What is the purpose of the meeting?	1
Who is entitled to vote?	1
Am I entitled to vote if my shares are held in "street name"?	1
How many shares must be present to hold the meeting?	1
What happens if a quorum is not present at the meeting?	1
How do I vote my shares?	1
Can I change my vote after I submit my proxy?	2
Who will count the votes?	2
How does the Board of Directors recommend that I vote on the proposals?	2
What happens if I do not specify how my shares are to be voted?	2
Will any other business be conducted at the meeting?	2
How many votes are required for action to be taken on each proposal?	2
How will abstentions be treated?	3
How will broker non-votes be treated?	3

STOCK OWNERSHIP	4

How much common stock do the Company's management and its largest shareholders own?	4
Section 16(a) Beneficial Ownership Reporting Compliance	5

PROPOSAL 1 – ELECTION OF DIRECTORS	6

General	6
Class III Directors – Nominees for Election - Term Expiring at 2010 Annual Meeting of Shareholders	6
Class II Directors – Term Expiring at 2009 Annual Meeting of Shareholders	6
Class I Director – Term Expiring at 2008 Annual Meeting of Shareholders	7
Board of Directors' Recommendation	7
How does the Board of Directors operate?	8
Audit Committee Report	8
How often did the Board of Directors and its committees meet in fiscal 2007?	10
How are directors nominated?	10
Stockholder Communications	10
How are directors compensated?	11
Compensation Committee Interlocks and Insider Participation	11

PROPOSAL 2 – RATIFICATION OF INDEPENDENT ACCOUNTANTS	12

Fees Paid to the Independent Auditors	12
Board of Directors' Recommendation	12

EXECUTIVE OFFICERS	13

COMPENSATION DISCUSSION AND ANALYSIS	13

EXECUTIVE COMPENSATION	15

Summary Compensation Table	15
Stock Awards in Fiscal year 2007	15

DIRECTOR COMPENSATION	16

Summary Compensation Table	16
Stock Awards in Fiscal year 2007	16

OTHER MATTERS	17

ADDITIONAL INFORMATION	17

Solicitation of Proxies	17
Shareholder Proposals for 2008 Annual Meeting of Shareholders	17

EXHIBIT	18

Audit Committee Charter	18

INFORMATION ABOUT THE MEETING

What is the purpose of the meeting?

At the meeting, the Company's shareholders will vote on the following proposals to:

1.	Elect two Class III directors to serve on the Company’s Board of Directors for a term expiring at the 2010 annual meeting of shareholders; and
2.	Ratify the appointment of Horwath Vélez & Co. PSC as the Company's independent accountants for the fiscal year ending July 31, 2008.

In addition, the Company's management will report on the performance of the Company during fiscal year 2007 and will respond to appropriate questions from shareholders.

Who is entitled to vote?

The record date for the meeting is February 7, 2008. Only shareholders of record at the close of business on February 7, 2008, are entitled to receive notice of the meeting and to vote the shares of the Company's common stock that they held on that date at the meeting. Each outstanding share of common stock entitles its holder to one vote on each matter voted on at the meeting. At the close of business on the record date, there were 1,583,536 outstanding shares of common stock.

Am I entitled to vote if my shares are held in "street name"?

If you are the beneficial owner of shares held in "street name" by a brokerage firm, bank or other nominee, such entity, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your nominee, it will nevertheless be entitled to vote your shares on certain "discretionary" items (such as Proposals 1 and 2), but will not be permitted to vote your shares on certain "non-discretionary" items. In the case of non-discretionary items, any shares not voted by your nominee will be considered "broker non-votes."

How many shares must be present to hold the meeting?

A quorum must be present at the meeting in order for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of the Company's common stock outstanding on the record date will constitute a quorum. Abstentions and broker non-votes will be included in the calculation of the number of shares considered present at the meeting for the purpose of determining whether there is a quorum.

What happens if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, the chair of the meeting or the holders of a majority of the shares present at the meeting, in person or by proxy, may adjourn the meeting to another place, date, or time until a quorum is present. The place, date, and time of the adjourned meeting will be announced when the adjournment is taken, and no other notice will be given.

How do I vote my shares?

You may vote or provide voting instructions by mail. If you are a registered shareholder, you may vote by properly completing, signing, dating, and returning the accompanying proxy card. If you are a beneficial owner of shares held in "street name," you may provide voting instructions to the brokerage firm, bank, or other nominee that holds your shares by properly completing, signing, dating, and returning the voting instruction form provided to you by your nominee. The enclosed postage-paid envelope requires no additional postage if it is mailed in the United States or Puerto Rico.

You may vote in person at the meeting. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. In addition, the Company will pass out written ballots to registered shareholders who wish to vote in person at the meeting. If you are a beneficial owner of shares held in "street name" and wish to vote at the meeting, you will need to obtain a proxy form from the brokerage firm, bank or other nominee that holds your shares.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting in any of the following ways: (1) by properly completing, signing, dating, and returning another proxy card with a later date; (2) if you are a registered shareholder, by voting in person at the meeting; (3) if you are a registered shareholder, by giving written notice of such revocation to the Secretary of the Company prior to or at the meeting; or (4) if you are a beneficial owner of shares held in "street name," by following the instructions given by the brokerage firm, bank or other nominee that holds your shares. Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary of the Company before the polls are closed.

Who will count the votes?

Computershare Trust Company, the transfer agent for the Company's common stock, will tabulate and certify the shareholder votes submitted by proxy. A representative of Computershare Trust Company will serve as the inspector of election at the meeting.

How does the Board of Directors recommend that I vote on the proposals?

Your Board of Directors recommends that you vote:

1.

FOR the election of the nominees named in this Proxy Statement as the Class III directors of the Company to serve on the Board of Directors for a term expiring at the 2010 annual meeting of shareholders; and

2.	FOR the ratification of the appointment of Horwath Vélez & Co. PSC as the Company's independent accountants for the fiscal year ending July 31, 2008.

What happens if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, your shares will be voted FOR each of the proposals.

Will any other business be conducted at the meeting?

As of the date of this Proxy Statement, the Board of Directors knows of no business that will be presented at the meeting other than the proposals described herein. If any other proposal properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required for action to be taken on each proposal?

Election of Director. The nominees that receive a plurality of the votes cast at the meeting will be elected as the Class III directors of the Company to serve on the Board of Directors for a term expiring at the 2010 annual meeting of shareholders. This means that the first two nominees with the highest number of votes will be elected as the Class III directors. If you vote to "Withhold Authority" with respect to the election of a director nominee, your shares will not be voted with respect to the person indicated, although they will be counted for the purpose of determining whether there is a quorum at the meeting.

Ratification of Appointment of Independent Accountants. The appointment of Horwath Vélez & Co. PSC as the Company's independent accountants for the fiscal year ending July 31, 2008, will be ratified if the votes cast at the meeting favoring the ratification of such appointment exceed the votes cast opposing it.

How will abstentions be treated?

Shareholders have the option of abstaining from voting on Proposal 2, but not on Proposal 1 (election of directors). If you abstain from voting on Proposal 2, your shares will be counted for the purpose of determining whether there is a quorum at the meeting, but they will not be included as shares voted on the proposal for the purpose of determining the outcome of the vote. With respect to Proposal 1, because the directors are elected by a plurality of the votes cast at the meeting, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option on Proposal 1.

How will broker non-votes be treated?

A "broker non-vote" occurs when a brokerage firm, bank or other nominee does not vote the shares that it holds in street name on behalf of a beneficial owner, because the beneficial owner has not provided voting instructions to the nominee with respect to a non-discretionary item. Proposal 1 (election of directors) and Proposal 2 (ratification of the appointment of the independent accountants) are discretionary items on which a nominee will have discretion to vote even without voting instructions from the beneficial owner.

STOCK OWNERSHIP

How much common stock do the Company's management and its largest shareholders own?

The following table provides information about the beneficial ownership of the Company's common stock as of February 7, 2008, by each director of the Company, each person nominated to become a director of the Company, each executive officer of the Company named in the Summary Compensation Table in this Proxy Statement, all directors and executive officers of the Company as a group, and each person known to management of the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock. A person's beneficial ownership of common stock is determined in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). Except as indicated herein and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all the shares of common stock beneficially owned by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding [1]
Directors and Executive Officers:
Sergio R. Moren	2,500	*
Gloria Lee	5,750	*
Walter D. Duffey	12,500	*
Alan L. Laffoon	2,500	*
Robert A. Gordon	2,083	*
Juan Carlos Ramos	10,000	*
Francisco Sanchez	7,000	*
	---------------------	-------------------
All directors and executive officers as a group (7 persons)	42,333	2.68%
Other Shareholders:
David S. Lee 14000 Tracy Court Los Altos Hills CA 94022	801,382[2]	50.61%
Cortelco Puerto Rico, Inc. 1703 Sawyer Road Corinth MS 38834	300,000	18.95%
Anthony Chiarenza 6354 82nd PL Middle Village NY 11379-1961	203,020[3]	12.80%
__________ * Less than 1% of the outstanding shares of common stock.

_________________________

1  The percentage of outstanding shares of common stock beneficially owned by each person is calculated based on the 1,583,536 outstanding shares of common stock as of February 7, 2008. The Company has not granted any stock options to purchase shares of the Company's common stock.

2  Consists of 423,243 shares held by David S. Lee, 78,139 held by the Lee Family Trust, and 300,000 shares held by Cortelco Puerto Rico, Inc. Mr. Lee is the trustee of the Lee Family Trust and is both the Chairman of the Board and principal stockholder of Cortelco Systems Holding Corporation. Cortelco Puerto Rico, Inc is a wholly-owned subsidiary of Cortelco Systems Holding Corporation. Mr. Lee disclaims beneficial ownership of the shares held by Cortelco Systems Holding Corporation and Cortelco Puerto Rico, Inc.

3 Consists of 67,000 shares held by Anthony Chiarenza and 136,020 held by Key Equity Investors, Inc. Mr. Chiarenza is the President, Chairman and Chief Executive Officer of Key Equity Investors, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors and executive officers and the beneficial owners of more than 10% of the outstanding shares of the Company's common stock (the "Reporting Persons") file initial reports of, and subsequent reports of changes in, beneficial ownership of the common stock with the Securities and Exchange Commission (the "SEC"). The Reporting Persons are required to furnish the Company with copies of all Section 16(a) reports filed with the SEC. Based solely on the Company's review of the copies of such reports and written representations from certain Reporting Persons furnished to the Company, other than as set forth herein, the Company believes that the Reporting Persons complied with Section 16(a) filing requirements during fiscal 2007.

PROPOSAL 1 – ELECTION OF DIRECTORS

General

The Board of Directors is divided into three classes of directors whose terms expire in successive years. The Term of the Class I director will expire at the Company’s 2008 annual meeting of shareholders. The sole current Class I director is Sergio R. Moren. The term of the two Class II directors will expire at the Company’s 2009 annual meeting of shareholders. The current Class II directors are Walter D. Duffey and Robert A. Gordon. The term of the two Class III directors will expire at this meeting. The current Class III directors are Gloria Lee and Alan L. Laffoon. Each succeeding term of a Class I, Class II, or Class III director will expire at the Company's third annual meeting of shareholders held after his or her election. In each case, the director will hold office until his or her successor is elected and qualified, subject to the director's prior death, resignation, retirement, disqualification, or removal from office.

Class III Directors – Nominees for Election - Term Expiring at 2010 Annual Meeting of Shareholders

The Board of Directors has nominated Gloria Lee and Alan L. Laffoon to be elected at this meeting to serve as Class III directors of the Company for a term expiring at the 2010 annual meeting of shareholders. Information concerning the Class III directors’ nominees is set forth below.

Gloria Lee. Ms. Lee, age 39, has been director of the Company since March 2004. Ms. Lee is currently serving as Secretary of eOn Communications Corporation and President of Cidco Communications Corporation. From 1997-1999, Ms. Lee was the General Counsel and Secretary of Photonics Corporation. Ms. Lee has a BA in Economics from the University of California at Santa Cruz and a JD from Willamette University College of Law.

Alan L. Laffoon. Mr. Laffoon, age 63, has been director of the Company since March 2005. He has been Financial Manager for the City of Jackson, Tennessee since February 2004. Prior to entering the public sector in 2004, Mr. Laffoon was Vice President of Operations for ACT Electronics for three years and has held numerous management positions with ACT and other electronics manufacturers in the areas of finance, production, sales, and plant management. Mr. Laffoon was one of the four officers involved in the 1993 IPO of CMC Industries, an electronics contract manufacturing company listed on the NASDAQ. He holds a Bachelor of Science degree in Business Administration and did his Masters work at St. Louis University.

The nominees have consented to serve on the Board of Directors. If the nominees were to become unavailable to serve as a director, the Board of Directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board of Directors.

Class II Directors – Term Expiring at 2009 Annual Meeting of Shareholders

The following persons currently serve as the Class II directors of the Company for a term expiring at the 2009 annual meeting of shareholders:

Walter D. Duffey. Mr. Duffey, age 62, has been director of the Company since January 2005. Mr. Duffey, became Chief Executive Officer of the Company in September 2005 and served until October 2006. Mr. Duffey has been Vice President of Operations of Cortelco, Inc. since March 1998. Prior to his appointment to Vice President of Operations, he held the positions of Director of Operations and Product Manager after joining Cortelco in 1996. From 1987-1996, Mr. Duffey held the positions of Material Manager and Operations Manager with CECO Door Products. Prior to 1987, he held numerous supervisory and management positions with ITT Telecommunications. He is a certified practitioner of the American Production and Inventory Control Society and holds a Bachelor of Science degree in Business Administration from Union University in Jackson, Tennessee.

Robert A. Gordon. Mr. Gordon, age 57, has been director of the Company since October 1, 2006. Mr. Gordon started his Arizona-based design, manufacturing and distribution communications consulting company, R. Gordon & Associates, Inc., in 1991. In 1997, Mr. Gordon founded and became president of Mobicel Systems, Inc., a corporation that designs and markets small business wireless enterprise communications systems. Mr. Gordon has served as president of ATEL Telefonia Inalambrica, S.A. of Guatemala, a provider of rural telephony service, since 2000. In 2003, Mr. Gordon established New Bamboo, a company that specializes in import/export trade of Asian manufactured telecom technology for resale distribution in Latin America.

Class I Director – Term Expiring at 2008 Annual Meeting of Shareholders

The following people currently serve as the Class I director of the Company for a term expiring at the 2008 annual meeting of shareholders:

Sergio R. Moren. Mr. Moren, age 62, was appointed Chairman of the Company effective March 31, 2004 and has been director of the Company since February 1998. Mr. Moren was President and Chief Executive Officer of the Company from February 1998 until March 2004. From January 1996 to February 1998, Mr. Moren was Vice President of Integrated Technologies, a contract manufacturer. Prior to 1996, Mr. Moren held executive positions in manufacturing, sales and marketing at ITT Industries, Inc., an engineering and manufacturing company, including President and General Manager of ITT Qume Caribe, a division of ITT Industries. Mr. Moren received a master’s degree from Harvard University and a B.S. from Santa Maria University.

Board of Directors' Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE TWO CLASS III DIRECTORS NOMINEES LISTED ABOVE. All proxies solicited on behalf of the Board of Directors will be voted FOR the election of such Class III directors’ nominees unless the shareholders instruct otherwise in their proxies.

How does the Board of Directors operate?

The Board of Directors has established a policy of holding meetings on a regular basis and on other occasions when required by special circumstances. The Board of Directors delegates certain of its functions to its standing Audit Committee and Compensation Committee, which are described below.

Audit Committee. The Audit Committee is composed of three directors who are appointed by the Board of Directors. The current members of the Audit Committee are Gloria Lee, Alan L. Laffoon, and Walt Duffey. Alan L. Laffoon currently serves as chair of the Audit Committee. The Audit Committee operates under a written charter adopted by the Board of Directors in fiscal year 2002, a copy of which is attached as an appendix to this proxy statement. The principal function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities and duties to the Company's shareholders and other constituencies relating to the quality and integrity of the Company's accounting and financial reporting practices. Among other things, the Audit Committee is authorized to review the Company’s financial reports and other financial information, systems of internal controls regarding finance, accounting, legal compliance and ethics; and auditing, accounting and financial reporting processes; annually recommend to the board of directors the Firm of independent public accountants to be selected as our auditors; consult with our independent accountants; approve the scope of their audit and other work; meet with members of our management; review and approve the engagement of accounting firms for non-audit services; oversee the internal audit function to ensure proper recording of accounting and financial information; and direct and supervise investigations into matters within the scope of its duties and responsibilities. The Board of Directors has determined that Mr. Laffoon is an "audit committee financial expert" as defined in Item 401(e)(2) of Regulation S-B. Each of the members of the Audit Committee are or were previously executive officers of companies that are affiliates of the Company. As such, the Board of Directors believes that none of the members qualify as an "independent director" as such term is defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc.

Compensation Committee. The Compensation Committee is composed of three non-employee directors who are appointed by the Board of Directors. The current members of the Compensation Committee are Gloria Lee, Alan L. Laffoon, and Robert Gordon. Gloria Lee currently serves as chair of the Compensation Committee. Each member of the Compensation Committee is a non-employee director as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The compensation committee operates under a written charter adopted by the Board of Directors in fiscal year 2002. The principal function of the compensation committee is to assist the board of directors in addressing the compensation of our directors, executive officers and other employees. Among other things, the compensation committee is authorized to approve and monitor executive compensation plans, policies, and programs; establish and review the salary and incentive compensation of our executive officers, except for the chief executive officer; recommend the salary and incentive compensation of our chief executive officer, subject to the approval of our board of directors; review and advise our management, as necessary, on succession planning and other significant human resource matters; monitor the effectiveness and funded status of any retirement plans that we may establish and our savings plan; and approve or review significant employee benefit plan actions.

Audit Committee Report

Management is responsible for the Company’s internal accounting and financial controls and the financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to report its findings to the Board of Directors.

In this context, the Audit Committee has met and held discussions, separately and jointly, with management and the Company’s independent accountants. Management represented to the Audit Committee that the Company’s financial statements as of and for the fiscal year ended July 31, 2007, were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed the financial statements with management and the independent accountants.

The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, issued by the Independence Standards Board, and has discussed with the independent accountants their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements as of and for the fiscal year ended July 31, 2007, be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended July 31, 2007, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

of the Board of Directors of

Cortelco Systems Puerto Rico, Inc.

Alan L. Laffoon

Gloria Lee

Walt Duffey

How often did the Board of Directors and its committees meet in fiscal 2007?

The Board of Directors met each quarter during fiscal year 2007. The Audit Committee and the Compensation Committee also met each quarter following the Board’s meeting. Each director attended 100% of the total number of meetings of the Board of Directors and its committees on which he/she served in fiscal 2007.

How are directors nominated?

The Board of Directors does not have a nominating committee or nominating committee charter. Therefore, the entire Board of Directors effectively acts as the Company’s nominating committee. The Board of Directors has determined that it does not believe a separate nominating committee would be beneficial to the Company because the entire Board consists of only five members, none of whom are presently members of executive management of the Company. However, the Board does not believe that any of the members of the Board of Directors are “independent directors” as such term is defined in Rule 4200 of the Marketplace rules of the National Association of Securities Dealers, Inc. because each of the members either are or were previously executive officers of either the Company or companies that are affiliates of the Company.

Nominations for election as a director of the Company may be made by the Board of Directors or any shareholder entitled to vote for the election of directors. As required by the Company's bylaws, shareholder nominations for election to the Board of Directors must be made by written notice delivered to the Secretary of the Company in a timely manner and must identify the nominee by name and provide pertinent information concerning his or her background and experience.

The Board of Directors has not determined specific minimum qualifications for Board nominees, it evaluates candidates that it has identified based upon:

character, personal and professional ethics, integrity and values;

executive level business experience and acumen;

relevant business experience or knowledge (although preference may be shown for experience in or knowledge of the telecommunications industries, it is not a prerequisite);

skills and expertise necessary to make significant contributions to the Company, its Board and its stockholders;

business judgment; and
availability and willingness to serve on the Board.

The Board of Directors will evaluate a candidate identified by a shareholder using the same standards as it uses for candidates it identifies. Before recommending a shareholder's candidate, the Board of Directors may also:

consider whether the shareholder candidate will significantly add to the range of talents, skills and expertise of the Board;

conduct appropriate verifications of the background of the candidate and verify that the candidate consents to serve on the Board; and

interview the candidate or ask the candidate for additional information.

Stockholder Communications

Stockholders may communicate with the board of directors or any individual director regarding any matter relating to the Company that is within the responsibilities of the board of directors. Stockholders, when acting solely in such capacity, should send their communications to the board of directors or an individual director c/o corporate secretary, P O Box 363665, San Juan PR 00936-3665 or visit us in Parque Industrial Caguas Oeste, Road 156 Km 58.2 Caguas, Puerto Rico 00727-0137. The corporate secretary will discuss with the individual director whether the subject matter of a stockholder communication is within the responsibilities of the board of directors. The corporate secretary will forward a stockholder communication to the individual directors if such person determines that the communication meets this standard.

How are directors compensated?

The Company compensates its non-employee directors for their service in such capacity as described below. Directors who are also employees of the Company are not separately compensated for their service as directors. All directors are reimbursed for their actual out-of-pocket expenses incurred in attending meetings of the Board of Directors and it’s committees.

Non-employee directors are paid $300.00 per meeting for attending meetings of the Board of Directors and are reimbursed for reasonable expenses incurred in attending meetings of the Board of Directors and committees of the Board of Directors. Non-employee directors are eligible to receive grants of options to purchase shares of our common stock under the Company's 2002 Equity Incentive Plan. In order to retain and recruit qualified directors, the Board intends to make annual grants of options to purchase 500 shares of common stock to each non-employee director. Exercise prices will be equal to the fair market value on the date of the grant. Each stock option will vest one year following the date of the grant and expire ten years from the date of the grant. However, as of the date of this Proxy Statement, no options have been granted to non-employee directors.

On September 14, 2007, the Board of Directors authorized the transfer of 2,500 shares of the Company’s treasury stock to each member of the Board as recognition of the contributions of each Board member for the year ended July 31, 2007. Stock compensation is to be prorated for time served during the fiscal year 2007.

Compensation Committee Interlocks and Insider Participation

Gloria Lee, Alan L. Laffoon, and Robert Gordon served as members of the Compensation Committee of the Board of Directors during fiscal year 2007. Neither of such persons was an officer or employee of the Company during fiscal year 2007. In addition, no executive officer of the Company served during fiscal 2007 as a director or a member of the compensation committee of any entity that had an executive officer serving as a director of the Company or a member of the Compensation Committee of the Board of Directors.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Board of Directors has appointed Horwath Vélez & Co. PSC (“Horwath”) as the Company's independent accountants for the fiscal year ending July 31, 2008, subject to shareholder ratification. The appointment was made at the recommendation of the Audit Committee. This accounting firm has audited the financial statements of the Company since fiscal year 2003. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes such a change would be in the best interests of the Company and its stockholders.

Representatives of Horwath are expected to be present at the meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from the Company’s stockholders.

Fees Paid to the Independent Auditors

Audit Fees. The aggregate fees billed by Horwath for professional services rendered for the audit of the Company's annual financial statements for the year ended July 31, 2007, filed on Form 10-KSB and for the reviews of the interim unaudited financial statements included in the Company's Quarterly Reports filed on Form 10-QSB for the fiscal years 2007 and 2006 were $67,050 and $59,350 respectively.

Audit-Related Fees. There were no fees for fiscal year 2007 for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements that were not included under "Audit Fees" above. Audit related fees billed by Horwath in fiscal year 2006 were $1,260.

Tax Fees. The aggregate fees billed by Horwath for tax compliance, and tax planning for fiscal years 2007 and 2006 were $5,250 and $5,000, respectively. There were no other miscellaneous fees related to tax issues for fiscal year 2007. Other miscellaneous fees for fiscal year 2006 were $4,960.

All Other Fees. There were no fees billed by Horwath in fiscal years 2007 and 2006 other than as described above.

Audit Committee

It is the policy of the Audit Committee to pre-approve all audit and non-audit services provided by the Company's independent auditor. As discussed above, the only non-audit services provided by the Company's accountants for fiscal years 2007 and 2006 were for tax services, which were approved by the Audit Committee.

The Audit Committee has considered whether the provision by Horwath of all non-audit services is compatible with maintaining their independence.

Board of Directors' Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF HORWATH VELEZ & CO. PSC AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING JULY 31, 2008. All proxies solicited on behalf of the Board of Directors will be voted FOR the ratification of the appointment of the independent accountants unless the shareholders instruct otherwise in their proxies. If the shareholders do not ratify the appointment, the matter will be reconsidered by the Audit Committee and the Board of Directors.

EXECUTIVE OFFICERS

The following individuals serve as executive officers of the Company:

Juan Carlos Ramos. Mr. Ramos, age 37, became President of the Company in September 2005 and served as a General Manager from October 2004 to September 2005. Mr. Ramos was an independent associate consultant of Business Advisers Inc. from February 2004 to October 2004. Mr. Ramos served as a General Manager of Alliance Networks from November 2002 to February 2004. From April 2000 to July 2002, Mr. Ramos was Strategy Business consultant for Europraxis Consulting Group (Indra). Mr. Ramos has taken courses toward a Ph.D. in Electronics and Telecom Engineering from the University of Surrey and University of Catalonia. Mr. Ramos received a master’s degree in business administration from ESADE Business School and a bachelor’s degree in Physics from the University of Barcelona.

Francisco Sanchez. Mr. Sanchez, age 59, became Chief Financial Officer of the Company in July 2000 and became Vice President - Finance and Administration in April 1999. Mr. Sanchez served as a director of the Company from January 2002 to September 2002. He was Vice President - Finance and Administration of CPR from July 1998 until April 1999. From June 1987 to June 1998, Mr. Sanchez was Caribbean Region Comptroller for H.B. Fuller Company. From June 1978 to May 1987, Mr. Sanchez held executive positions, Assistant Comptroller in manufacturing, sales and marketing at ITT Industries, Inc. Mr. Sanchez received a master’s degree from Metropolitan University and a BBA from Puerto Rico University.

COMPENSATION DISCUSSION AND ANALYSIS

Overview. The Compensation Committee of the Board of Directors (the "Committee") administers the Company's executive compensation program. The Committee is composed of three non-employee directors, Gloria Lee, Alan L. Laffoon, and Robert Gordon. The Committee is responsible for making decisions with respect to the compensation of the Company's executive officers, including the Chief Executive Officer. In making decisions regarding executive compensation, the Committee has attempted to implement a policy that serves the financial interests of the Company's shareholders while providing appropriate incentives to its executive officers.

Compensation Philosophy. The Company's executive compensation program is designed to attract and retain high caliber executives and motivates them to achieve superior performance for the benefit of the Company's shareholders. The Committee believes that a significant portion of executive officers' compensation potential on an annual basis should be at risk based on the Company's performance. If the Company’s performance does not meet the criteria established by the Committee, incentive compensation will be adjusted accordingly.

Compensation Program. The compensation for executive officers of the Company generally consists of a base salary, an annual cash incentive, and long-term incentive compensation consisting of cash awards and equity-based awards. The total direct compensation (i.e., base salary, annual cash incentive, and long-term incentive compensation) paid to the Company's executive officers is intended to be competitive with the total direct compensation paid to executive officers in similar positions at companies in our industry with revenues similar to those of the Company. These components of executive compensation are discussed more fully below.

Base Salaries. The Committee determines the base salaries of the Chief Executive Officer and all other executive officers of the Company. In setting the base salaries, the Committee assesses the executive's responsibilities, experience and performance, compensation data of other companies, and the competitive environment for attracting and retaining executives. Salaries are reviewed annually, and increases are based primarily on merit according to each executive officer's achievement of performance objectives.

Walter D. Duffey was Chief Executive Officer of the Company from September 2005 to September 2006. Mr. Duffey ‘s salary was paid by Cortelco, Inc. an affiliated company. Juan Carlos Ramos was the President for the fiscal year 2007, and become Chief Executive Officer of the Company from October 2006. The Company paid Mr. Ramos a base salary of $86,550 in fiscal year 2007. Francisco Sanchez was the Vice President, Chief Financial Officer, Principal Accounting Officer and Treasury of the Company during fiscal year 2007. The Company paid Mr. Sanchez a base salary of $90,800 in fiscal year 2007. The Committee considers the total compensation received by Mr. Ramos and Mr. Sanchez for fiscal year 2007 to be reasonable and appropriate.

Annual Cash Incentive. The Company implemented an annual cash incentive plan for its executive officers with respect to their performance in fiscal 2007. The plan provided for the discretionary payment by the Company of an annual incentive bonus in the event that the Company achieved a specific financial performance goal for fiscal 2007. An incentive bonus of $3,645.70 was paid to Juan Carlos Ramos, President and Chief Executive Officer during fiscal year 2007.

Long-Term Incentive Compensation. In fiscal year 2007, the Company did not provide its executive officers with any long-term incentive compensation in the form of stock options granted under the Company's 2002 Equity Incentive Plan. However, in past years the Company did issue stock awards to two executive officers as reflected on the summary compensation table. These awards are currently not subject to vesting or any other restrictions. In the future, the Committee may base grants of equity-based awards on various factors, including the number of shares of common stock outstanding, the number of shares of common stock authorized under the plan, the executive officer's ability to contribute to the Company's future success, and other elements of the executive's compensation.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth summary compensation information for our principal executive officer and our principal financial officer during each of the last three fiscal years.

Name and Principal Positions	Fiscal Year
		Salary ($)	Bonus ($)	Stock Awards[1] ($)	All Other Compensation[2] ($)	Total Compensation ($)
Juan Carlos Ramos Chief Executive Officer Francisco Sanchez Chief Financial Officer	2007 2006 2005 2007 2006 2005	$86,550 $85,043 $62,259 $90,800 $90,700 $90,700	$3,645 $2,250 -- -- -- --	-- $8,500 -- -- -- $5,950	$5,000 $8,300 $6,471 $7,200 $7,200 $7,200	$95,195 $95,593 $68,730 $98,000 $97,900 $97,900

________________________________

1 In 2006, Juan Carlos Ramos was awarded 10,000 shares of Company stock. In 2005 Francisco Sanchez was awarded 7,000 shares of Company stock. The dollar value above is in accordance with FAS 123R.

2 Each executive officer's other annual compensation for all fiscal years consisted of an automobile and telephone allowances.

Stock Awards in Fiscal year 2007

Other than listed above on the Summary Company Table, the Company has not granted any stock awards during fiscal year 2007. The Company has not granted any stock options to purchase shares of its common stock during fiscal year 2007.

DIRECTOR COMPENSATION

The Board of Directors are reimbursed for reasonable expenses incurred in attending meetings of the Board of Directors and committees of the board of directors. Non-employee directors are paid $300.00 per meeting for attending meetings of the Board of Directors.

Summary Compensation Table

The following table sets forth a summary of compensation to our Directors in 2007.

Name	Fees Earned or Paid in Cash ($)[1]	Stock Award ($)[2]	Total Compensation ($)
Alan Laffoon	$1,200	$2,125	$3,325
Gloria Lee	--	$2,125	$2,125
Robert Gordon	$ 900	$1,770	$2,670
Sergio Moren	$1,200	$2,125	$3,325
Walt Duffey	--	$2,125	$2,125

___________________________

1 $300.00 per meeting for attending meetings of the Board of Directors during fiscal year 2007.

2 Alan Laffoon, Gloria Lee, Sergio Moren, and Walt Duffey were awarded 2,500 shares; Robert Gordon was awarded 2,083 shares of Company’s treasury stock. The dollar value above is in accordance with FAS 123 R.

Stock Awards in Fiscal year 2007

On September 14, 2007, the Board of Directors authorized the transfer of 2,500 shares of the Company’s treasury stock to each member of the Board as recognition of the contributions of each Board member for the year ended July 31, 2007. Stock compensation was prorated for time served during the fiscal year 2007.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no business that will be presented at the meeting other than the proposals described herein. If any other proposal properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote the shares of common stock represented by proxies that are submitted to the Company in accordance with their best judgment.

ADDITIONAL INFORMATION

Solicitation of Proxies

The Company will bear the cost of preparing and mailing this Proxy Statement and soliciting proxies. The Company has retained Computershare Trust Company to provide services relating to the solicitation of proxies for the meeting. The Company has agreed to pay to Computershare Trust Company a fee of $1,121.46 and to reimburse it for certain out-of-pocket expenses incurred in providing such services. Directors, officers, and other employees of the Company also may solicit proxies without any additional compensation. The solicitations will be made through the mail and may also be made in person or by telephone, facsimile, or other electronic means. The Company requests that brokerage firms, banks, and other nominees forward the proxy solicitation materials to the beneficial owners of the shares of common stock held of record by such nominees and will reimburse them for their reasonable forwarding expenses.

Shareholder Proposals for 2008 Annual Meeting of Shareholders

Shareholders interested in presenting a proposal for consideration at the Company's 2008 annual meeting of shareholders must follow the procedures prescribed in the Company's bylaws and the proxy rules of the SEC. The Company's bylaws and the SEC's Rule 14a-8 under the Securities Exchange Act of 1934, as amended, require that shareholder proposals that are intended to be presented at the Company's 2008 annual meeting of shareholders must be received by the Company (attention: Corporate Secretary) at its office located at Parque Industrial Caguas Oeste, Road 156 Km. 58.2 Caguas PR 00727-0137, not later than November 15, 2008, in order to be eligible for inclusion in the Company's proxy solicitation materials relating to the meeting. Nothing in this paragraph shall be deemed to require the Company to include any shareholder proposal that does not meet all the requirements for such inclusion established by the Company's bylaws or the SEC's proxy rules.

By Order of the Board of Directors,

/s/ Nancy Gonzalez

Nancy Gonzalez

Secretary

Caguas, Puerto Rico

February 8, 2008

EXHIBIT

CORTELCO SYSTEMS PUERTO RICO, INC.

Audit Committee Charter

This Audit Committee Charter (Charter) has been adopted by the Board of Directors (the Board) of Cortelco Systems Puerto Rico, Inc. (the Company). The Audit Committee of the Board (the Committee) shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

Role and Independence: Organization

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least two directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise. The Committee shall maintain free and open communication with the independent auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, and the lead audit partner.

The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year, the Committee shall have separate private meetings with the independent auditors and management.

Responsibilities:

Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

•

Recommending to the Board the independent auditors to be retained (or nominated for stockholder approval) to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the stockholders.

•	Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

•

Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

•

Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in Financial Reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-KSB.

•	Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

•

Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

•	Discussing with a representative of management and the independent auditors:
1.	the interim financial information contained in the Company's Quarterly Report on Form 10-QSB prior to its filing;

2.	the earnings announcement prior to its release (if practicable), and the results of the review of such information by the independent auditors; and

3.	the quality and adequacy of and compliance with the Company's internal controls.

•

Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

•	Reviewing the annual management letter with the independent auditors and discuss with the independent auditors their evaluation of the Company's Chief Financial Officer and financial staff.

•	Reviewing and approving audit fees.

The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does. Accordingly, the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its stockholders and others.

PROXY	PROXY

CORTELCO SYSTEMS PUERTO RICO, INC.

2007 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MARCH 17, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The 2007 Annual Meeting of Shareholders of Cortelco Systems Puerto Rico, Inc. (the “Company”) will be held at the Company's office located at Parque Industrial Valle Tolima, Road 156 km 58.2 Caguas, Puerto Rico 00727-0137, on March 17, 2008, beginning at 11:00 a.m. (Local time). The undersigned hereby acknowledges receipt of the combined Notice of 2007 Annual Meeting of Shareholders and Proxy Statement dated February 8, 2008 accompanying this proxy, to which reference is hereby made for further information regarding the meeting and the matters to be considered and voted on by the shareholders at the meeting.

The undersigned hereby appoints Juan Carlos Ramos and Francisco Sanchez, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of common stock of the Company owned of record by the undersigned as of the record date and otherwise to act on behalf of the undersigned at the meeting and any postponement or adjournment thereof, in accordance with the instructions set forth herein and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before such meeting or any postponement or adjournment thereof.

The undersigned hereby revokes any proxy heretofore given and directs said attorneys and agents to vote or act as indicated on the reverse side hereof.

(Continued on reverse side)

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

? FOLD AND DETACH HERE ?

Please mark your votes as indicated in this example.	☒

This proxy is solicited on behalf of the Board of Directors of the Company and will be voted in accordance with the undersigned's instructions set forth herein. If no instructions are provided, this proxy will be voted FOR each of the proposals described below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS.

1.	To elect two Class III directors of the Company to serve on the Board of Directors for a term expiring at the 2010 annual meeting of shareholders.

01	Gloria Lee	FOR the nominee listed (except as otherwise indicated*)	[	]
WITHHOLD AUTHORITY for the nominee listed	[	]

02	Alan L. Laffoon	FOR the nominee listed (except as otherwise indicated*)	[	]
WITHHOLD AUTHORITY for the nominee listed	[	]

*	To withhold authority to vote for any director nominee, draw a line through the name of the nominee in the list above.

2.	To ratify the appointment of Horwath Velez & Co. PSC as the Company's independent accountants for the fiscal year ending July 31, 2008.

FOR	[	]	AGAINST	[	]	ABSTAIN	[	]

With respect to any other item of business that properly comes before the meeting, the proxy holders are authorized to vote the undersigned's shares in accordance with their best judgment.

_____________________	_______________________________	Date:________________
Signature of shareholder	Signature of shareholder, if held jointly

Please sign your name as it appears on this proxy. Joint owners each should sign. When signing as trustee, administrator, executor, attorney, etc., please indicate your full title as such. Corporations should sign in full corporate name by President or other authorized officer. Partnerships should sign in full partnership name by authorized partner.